UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2011

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held a special meeting of stockholders on September 16, 2011. The Company’s outstanding common stock, Series A Voting Preferred Stock and Series B Convertible Preferred Stock voted together as a single class on all proposals, with each share of common stock and Series A Voting Preferred Stock entitled to one vote and each share of Series B Convertible Preferred Stock entitled to 42.6652 votes. At the meeting, the following matters were voted on, and the following votes were cast, by the stockholders:

The Agreement and Plan of Merger, also referred to herein as the “Merger Agreement,” between the Company and its recently formed, wholly-owned subsidiary, YRC Merger Sub, Inc., a Delaware corporation, was approved. The merger will be effective upon the filing of the Certificate of Merger with the Delaware Secretary of State.

For	Against	Abstain	Broker Non-Votes
210,631,026	1,161,383	193,559	0

The adjournment of the Special Meeting, if necessary, to solicit additional proxies, if there were not sufficient votes at the time of the special meeting to approve the Merger Agreement, was approved.

For	Against	Abstain	Broker Non-Votes
210,453,603	1,308,569	223,796	0

Adjournment of the special meeting was not necessary because there were sufficient votes at the time of the special meeting to adopt the Merger Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: September 16, 2011	By:	/s/ Jeff P. Bennett
Jeff P. Bennett
Vice President-Legal, Interim General Counsel and
Secretary

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